MANAS PETROLEUM CORPORATION
NONSTATUTORY STOCK OPTION AGREEMENT
(Investor Relations)

THIS NONSTATUTORY STOCK OPTION AGREEMENT (“Agreement”) is made and entered into as of the date set forth below, by and between MANAS PETROLEUM CORPORATION, a Nevada corporation (the “Company”), and the following consultant of the Company (herein, “Optionee”):

In consideration of the covenants herein set forth, the parties hereto agree as follows:

1. Option Information.

(a)	Date of Option:	June 26, 2013
(b)	Optionee:	Undiscovered Equities Inc.
(c)	Number of Shares:	250,000 (the “First Option Shares”)
(d)	Exercise Price:	US$0.15 per Share
(e)	Number of Shares:	250,000 (the “Second Option Shares”)
(f)	Exercise Price:	US$0.30 per Share
(g)	Number of Shares:	250,000 (the “Third Option Shares”)
(h)	Exercise Price:	US$0.45 per Share

2. Acknowledgements.

(a)	Optionee is providing investor relations services (the “Services”) to the Company pursuant to a written Consulting Agreement dated effective June 18, 2013 (the “Agreement”); and

(b)

As an inducement to Optionee and pursuant to the Agreement, the Board has authorized the granting to Optionee of stock options (the “Options”) to purchase shares of common stock of the Company (“Common Shares”) upon the terms and conditions hereinafter stated.

3. Shares; Price.

3.1 Subject to the acceptance of the Agreement by the TSX Venture Exchange and such other regulatory authorities having jurisdiction, the Company hereby grants to Optionee the non-transferable right to purchase, upon and subject to the terms and conditions herein stated, the number of Common Shares set forth in Section 1(c), (e), (g) above (the “Shares”) for cash at the price per Share set forth in Section 1(d), (f), (h), respectively, above (the “Exercise Price”).

4. Stock Option Plan

4.1 The terms of the Option will be subject to the 2011 stock option plan (the “Plan”) of the Company, as may from time to time be amended, and any inconsistencies between this Agreement and the Plan, as the same may be from time to time amended, shall be governed by the provisions of the Plan. Upon a written request to the Company, the Company shall deliver a copy of the Plan to the Optionee.

5. Term of Option.

5.1 This Option shall expire, and all rights hereunder to purchase the Shares shall terminate, five (5) years from the date hereof or, if earlier, upon the date and for the reasons specified in Sections 8 and 13 below. Nothing contained herein shall be construed to interfere in any way with the right of the Company to terminate the relationship between it and Optionee, or to increase or decrease the compensation paid to Optionee, if any, from the rate in effect as of the date hereof.

6. Vesting of Option.

6.1 Subject to the provisions of Sections 8 and 13 hereof, these Options shall become exercisable in four instalments over a period of twelve months, with the first instalment of 187,500 Shares (consisting of 62,500 First Option Shares, 62,500 Second Option Shares and 62,500 Third Option Shares) vesting August 27, 2013, the second instalment of 187,500 Shares (consisting of 62,500 First Option Shares, 62,500 Second Option Shares and 62,500 Third Option Shares) vesting November 27, 2013, the third instalment of 187,500 shares (consisting of 62,500 First Option Shares, 62,500 Second Option Shares and 62,500 Third Option Shares) vesting February 27, 2014 and the fourth installment of 187,500 shares (consisting of 62,500 First Option Shares, 62,500 Second Option Shares and 62,500 Third Option Shares) vesting May 27, 2014. The instalments shall be cumulative (i.e., this Option may be exercised, as to any or all Shares covered by an instalment, at any time or times after an instalment becomes exercisable and until expiration or termination of this Option).

7. Exercise.

7.1 This Option shall be exercised by delivery to the Company of:

(a)	written notice of exercise stating the number of Shares being purchased (in whole shares only) and such other information set forth on the form of Notice of Exercise attached hereto as Appendix A;

(b)

a cashier’s cheque, bank draft, wire transfer (pursuant to wire transfer instructions that will be supplied by the Company upon request) or cash in the amount of the Exercise Price of the Shares covered by the notice; and

(c)	a written investment representation as provided for in Section 13 hereof.

Except as otherwise expressly permitted in Section 8, below, this Option shall not be assignable or transferable and may be exercised only by Optionee.

8. Death of Optionee.

8.1 If Optionee shall die while serving as a consultant of the Company, Optionee’s personal representative or the person entitled to Optionee’s rights hereunder may at any time within thirty (30) days after the date of Optionee’s death, or during the remaining term of this Option, whichever is the lesser, exercise this Option and purchase Shares to the extent, but only to the extent, that Optionee could have exercised this Option as of the date of Optionee’s death; provided, in any case, that this Option may be so exercised only to the extent that this Option has not previously been exercised by Optionee.

9. No Rights as Shareholder.

9.1 Optionee shall have no rights as a shareholder with respect to the Shares covered by any instalment of this Option until the effective date of the issuance of Shares following exercise of this Option, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such stock certificate or certificates are issued except as provided in Section 10 hereof.

10. Recapitalization.

10.1 Subject to any required action by the shareholders of the Company, the number of Shares covered by this Option, and the Exercise Price thereof, shall be proportionately adjusted for any increase or decrease in the number of issued Common Shares resulting from a subdivision or consolidation of Common Shares or the payment of a stock dividend, or any other increase or decrease in the number of such Common Shares effected without receipt of consideration by the Company; provided however that the conversion of any convertible securities of the Company shall not be deemed having been “effected without receipt of consideration by the Company.”

10.2 In the event of a proposed dissolution or liquidation of the Company, a merger or consolidation in which the Company is not the surviving entity, or a sale of all or substantially all of the assets or capital stock of the Company (collectively, a “Reorganization”), this Option shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board; provided, however, if Optionee shall be a consultant of the Company at the time such Reorganization is approved by the stockholders, Optionee shall have the right to exercise this Option as to all or any part of the Shares, without regard to the instalment provisions of Section 6, for a period beginning 30 days prior to the consummation of such Reorganization and ending as of the Reorganization or the expiration of this Option, whichever is earlier, subject to the consummation of the Reorganization. In any event, the Company shall notify Optionee, at least 30 days prior to the consummation of such Reorganization, of his exercise rights, if any, and that the Option shall terminate upon the consummation of the Reorganization.

10.3 Subject to any required action by the shareholders of the Company, if the Company shall be the surviving entity in any merger or consolidation, this Option thereafter shall pertain to and apply to the securities to which a holder of Common Shares equal to the Shares subject to this Option would have been entitled by reason of such merger or consolidation, and the instalment provisions of Section 6 shall continue to apply.

10.4 In the event of a change in the Common Shares of the Company as presently constituted, which is limited to a change of all of its authorized Common Shares without par value into the same number of Common Shares with a par value, the shares resulting from any such change shall be deemed to be the Shares within the meaning of this Option.

10.5 To the extent that the foregoing adjustments relate to Common Shares or securities of the Company, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as hereinbefore expressly provided, Optionee shall have no rights by reason of any subdivision or consolidation of Common Shares of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, and the number and price of Shares subject to this Option shall not be affected by, and no adjustments shall be made by reason of, any dissolution, liquidation, merger, consolidation or sale of assets or capital stock, or any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class.

10.6 The grant of this Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve or liquidate or to sell or transfer all or any part of its business or assets.

11. Taxation upon Exercise of Option.

11.1 Optionee understands that, upon exercise of this Option, Optionee may, depending on applicable tax laws in the jurisdiction where Optionee is liable for the payment of income taxes, recognize income, for income tax purposes, in an amount equal to the amount by which the fair market value of the Shares, determined as of the date of exercise, exceeds the Exercise Price. The acceptance of the Shares by Optionee shall constitute an agreement by Optionee to report such income in accordance with then applicable law and to cooperate with the Company in establishing the amount of such income and corresponding deduction to the Company for its income tax purposes. Withholding for federal or state income and employment tax purposes will be made, if and as required by law, from Optionee’s then current compensation, or, if such current compensation is insufficient to satisfy withholding tax liability, the Company may require Optionee to make a cash payment to cover such liability as a condition of the exercise of this Option.

12. Modification, Extension and Renewal of Options.

12.1 The Board may modify, extend or renew this Option or accept the surrender thereof (to the extent not theretofore exercised) and authorize the granting of a new option in substitution therefor (to the extent not theretofore exercised), subject at all times to the applicable rules of any regulatory authority or stock exchange, and any applicable laws. Notwithstanding the foregoing provisions of this Section 12, no modification shall, without the consent of Optionee, materially alter to Optionee’s detriment or materially impair any rights of Optionee hereunder.

13. TSX Venture Exchange

If and for so long as any of the Company’s securities are listed for trading on the TSX Venture Exchange (the “TSXV”), the provisions of this Section 13 will apply to this Agreement and to any Options granted hereunder. To the extent that the provisions of this Section are inconsistent with the provisions found in the other Sections of this Agreement, the provisions of this Section will prevail.

13.1

The term “consultant”, “consultant company” and “management company employee” will have the meanings as defined in the applicable policy of the TSXV. As a condition precedent to the issuance of an Option, the Company must be able to represent to the TSXV as of the grant date that Optionee is a bona fide consultant or management company employee, as the case may be.

13.2	The exercise price of an Option must be paid in cash.

13.3

Options and Shares will be subject to all applicable trading restrictions in effect pursuant to TSXV policies and the Company shall be entitled to legend any Option certificates and the certificates representing Shares issued upon exercise of Options accordingly, including TSXV legends, as applicable.

13.4

In the event of Optionee’s death, any Options held by Optionee shall pass to the personal representative (being the executor or administrator of the deceased option holder, duly appointed by a court or public authority having jurisdiction to do so) of Optionee and shall be exercisable by the personal representative on or before the date which is the earlier of twelve months following the date of death and the applicable expiry date.

13.5	Options granted hereunder shall expire on the date that is 30 days after the arrangement with Optionee to provide services expires or is terminated.

13.6

The Company shall establish, and Optionee shall comply with, procedures to monitor any trading in Common Shares of the Company by Optionee or any of Optionee’s affiliates or associates (as those terms are defined by the TSXV). By way of example, these procedures may include the establishment of a designated brokerage account through with Optionee and its affiliates or associates conduct all trades in Common Shares of the Company, or the requirement that these persons file insider trading reports with the Company.

13.7	The Options granted hereunder are subject to approval by a majority of the Company’s disinterested shareholders at a meeting of the shareholders if this Agreement would result at any time in:

i.

the number of Common Shares reserved for issuance pursuant to all stock options granted to “Insiders” (as that term is defined under applicable law), including those granted pursuant to this Agreement, exceeding ten percent (10%) of the issued and outstanding Common Shares of the Company; or

ii.

the grant to Insiders, within a 12 month period, of a number of options, including those granted pursuant to this Agreement, exceeding ten percent (10%) of the issued and outstanding Common Shares of the Company; or

iii.	the issuance to any one person, including Optionee, within a 12 month year period, of a number of Common Shares exceeding five percent (5%) of the issued and outstanding Common Shares of the Company.

13.8 If Optionee is not an individual, Optionee shall complete and file with TSXV a Certification and Undertaking Required from a Company Granted an Incentive Stock Option (Form 4F), as described in Sections 2.5 and 4.2 of TSXV Policy 4.4 as in effect on the date of this Agreement and as the same may be amended from time-to-time.

13.9 Optionee shall complete and file a Personal Information Form (Form 2A) or, if applicable, a Statutory Declaration (Form 2C1) with TSXV.

14. Representations and Warranties

14.1 Optionee authorizes the Company to represent and warrant to the TSXV that Optionee is a “consultant” of the Company (as that term is defined in Section 1.2 of TSXV Policy 4.4 as is in effect on the date of this Agreement and as the same may be amended from time-to-time).

14.2 If on the date of this Agreement or on the date of exercise of any of the Options granted hereunder, Optionee is a U.S. Person (as defined in Rule 902 of Regulation S, promulgated by the Securities and Exchange Commission) or is physically located in the United States, Optionee represents and agrees that:

(a)

if and when Optionee exercises this Option in whole or in part, Optionee will in each case acquire the Shares upon such exercise for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof; and that upon such exercise of this Option in whole or in part, Optionee (or any person or persons entitled to exercise this Option under the provisions of Section 8 hereof) shall furnish to the Company a written statement to such effect, satisfactory to the Company in form and substance. If the Shares represented by this Option are registered under the Securities Act of 1933, as amended (the “Securities Act”) either before or after the exercise of this Option in whole or in part, Optionee shall be relieved of the foregoing investment representation and agreement and shall not be required to furnish the Company with the foregoing written statement;

(b)

that Optionee has had access to the financial statements of the Company, has had the opportunity to ask questions of the Company concerning its business, operations and financial condition, and to obtain additional information reasonably necessary to verify the accuracy of such information (collectively, the “Company Information”). Optionee understands that all of the Company Information is available for Optionee’s review on both the EDGAR database maintained by the Securities and Exchange Commission (as www.sec.gov) and the SEDAR database maintained by the Canadian Securities Administrators (at www.sedar.com);

(c)

that Optionee has sufficient education and experience as will enable Optionee to review and understand the Company Information and is able to assess the merits and the risks of an investment in the Company and its business; and

(d)

that all information contained in the Questionnaire is complete and accurate and Optionee understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement and the Questionnaire, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, Optionee shall promptly notify the Company.

14.3 The securities deliverable upon exercise of this Option may be subject to restrictions on resale under applicable securities laws and the policies of any stock exchange or market on which the Company’s securities may be traded or listed for quotation from time-to-time. Optionee agrees that the Company may take such steps as the Company deems reasonably necessary to comply with applicable law and the requirements of any stock exchange and, promptly after receipt of any request from the Company, acting reasonably, Optionee shall cooperate with the Company in providing information to regulatory authorities, filing required reports and similar compliance efforts.

14.4 Unless and until the Shares represented by this Option are registered under the Securities Act, all certificates representing the Shares and any certificates subsequently issued in substitution therefor and any certificate for any securities issued pursuant to any stock split, share reclassification, stock dividend or other similar capital event shall bear legends in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE UNITED STATES SECURITIES COMMISSION OF ANY STATE AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

and/or such other legend or legends as the Company and its counsel deem necessary or appropriate including, where applicable, any legend required by the Canadian securities laws or any stock exchange on which securities of the Company are traded. Appropriate stop transfer instructions with respect to the Shares have been placed with the Company’s transfer agent.

15. Stand-off Agreement.

15.1 Optionee agrees that, in connection with any registration of the Company’s securities under the Securities Act, and upon the request of the Company or any underwriter managing in an underwritten offering of the Company’s securities, Optionee shall not sell, short any sale of, loan, grant an option for, or otherwise dispose of any of the Shares (other than Shares included in the offering) without the prior written consent of the Company or such managing underwriter, as applicable, for a period of at least one year following the effective date of registration of such offering.

16. Notices.

16.1 Any notice required to be given pursuant to this Option shall be in writing and shall be deemed to be delivered upon receipt or, in the case of notices by the Company, five (5) days after deposit in the mail, postage prepaid, addressed to Optionee at the address last provided by Optionee to the Company.

17. Independent Legal Advice

17.1 Optionee acknowledges that:

(a)	this Agreement was prepared by Clark Wilson LLP who is solely representing the Company;

(b)	Clark Wilson LLP received instructions from the Company and does not represent Optionee;

(c)	Optionee has been requested to obtain his own independent legal advice. including tax advice;

(d)	Optionee has been given adequate time to obtain independent legal advice;

(e)	by signing this Agreement, Optionee confirms that he fully understands this Agreement; and

(f)	by signing this Agreement without first obtaining independent legal advice, Optionee waives his right to obtain legal advice.

18. Applicable Law.

18.1 The interpretation and enforcement of this Option Agreement and any questions with respect to the validity of any Options granted hereunder shall be governed by the laws of the State of Nevada and, to the extent applicable, the federal laws of the United States and the securities laws of any state or province of the United States or Canada having jurisdiction over the Company.

[SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF, the parties hereto have executed this Option as of the date first above written.

COMPANY:	MANAS PETROLEUM CORPORATION,
a Nevada corporation

By:
Name:
Title:

OPTIONEE:	UNDISCOVERED EQUITIES INC.,
a Florida corporation

By:
Name:
Title:

APPENDIX A

NOTICE OF EXERCISE

MANAS PETROLEUM CORPORATION

Re: Nonstatutory Stock Option

Notice is hereby given pursuant to Section 7 of my Nonstatutory Stock Option Agreement that I elect to purchase the number of shares set forth below at the exercise price set forth in my option agreement:

Nonstatutory Stock Option Agreement dated: ________________

Number of shares being purchased: ________________

Exercise Price: $________________

A check in the amount of the aggregate price of the shares being purchased is attached.

I hereby confirm that such shares (the “Option Shares”) are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. I will not sell or dispose of my Shares in violation of the Securities Act of 1933, as amended, or any applicable federal, state or provincial securities laws.

I represent that, at the time of exercise of my Stock Option, all of the representations and warranties contained in my Stock Option Agreement, and any certificates, questionnaires, or other instruments attached thereto, are true and accurate.

I understand that the certificate representing the Option Shares will bear a restrictive legend within the contemplation of the Securities Act and as required by such other state, provincial or federal law or regulation applicable to the issuance or delivery of the Option Shares.

I agree to provide to the Company such additional documents or information as may be required pursuant to my Stock Option Agreement.

By:
(signature)

Name:

APPENDIX B

ACCREDITED INVESTOR QUESTIONNAIRE

(TO BE COMPLETED IF OPTIONEE IS A U.S. PERSON AT THE DATE OF GRANT OR
AT THE DATE OF EXERCISE OF THE OPTIONS)

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Stock Option Agreement.

Optionee covenants, represents and warrants to the Company that he satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the Securities Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which Optionee satisfies)

_____	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Units, with total assets in excess of US $5,000,000;

_____	Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000;

_____	Category 3

a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of purchase exceeds US $1,000,000, calculated by (i) not including the person’s primary residence as an asset; (ii) not including indebtedness that is secured by the person's primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Securities as a liability (except that if the amount of such indebtedness outstanding at the time of the sale of Securities exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) including indebtedness that is secured by the person's primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Securities as a liability;

_____	Category 4

A “bank” as defined under Section (3)(a)(2) of the Securities Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

_____	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States);

_____	Category 6	A director or executive officer of the Company;

_____	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

_____	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories;

Optionee hereby certifies that the information contained in this Questionnaire is complete and accurate and Optionee will notify the Company promptly of any change in any such information.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the _______ day of __________________, 20__.

X
Signature

Print or Type Name

Social Security/Tax I.D. No.